SMART GLASS COMPANY RESEARCH FRONTIERS LICENSES
GKN AEROSPACE TRANSPARENCY SYSTEMS
TO OFFER SPD-SMART ARMORED GLASS FOR VEHICLES

GARDEN GROVE, CA and WOODBURY, NY, March 3, 2008 -
GKN Aerospace Transparency Systems Inc. has acquired a license from Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of SPD-Smart(tm) light-control film technology. The license grants GKN Aerospace the right to manufacture and offer armored
SPD-SmartGlass? products utilizing Research Frontiers' patented light-control technology for armored transportation vehicles. The fees and minimum annual royalties payable to Research Frontiers and other license terms were not disclosed.

When integrated with glass or plastic sunroofs, windshields, side and rear windows, and other vehicle glazings, SPD-Smart film gives users the ability to rapidly, precisely and uniformly control the amount of light, glare and heat entering the vehicle. Under the license agreement, GKN Aerospace can offer armored SPD-Smart products to numerous transportation vehicle markets including passenger cars, trucks, trains, RVs, armored personnel carriers, tanks, amphibious vehicles and warships.

SPD-Smart armored vehicle glazings provide greater security due to on-demand privacy capability, increase passengers' comfort, and protect passengers and interiors from heat and harmful ultraviolet radiation. SPD-Smart technology empowers users by offering instant, real-time control over the environment to suit one's preference or requirements.

SPD-Smart transparencies can be optically clear, block over 99.5% of visible light, and are tunable manually or automatically to any level of light transmission between clear and dark. All of this is done instantly and uniformly regardless of the size of the window - advantages that other smart window technologies, such as liquid crystals or electrochromics, cannot offer.

Jim Dauw, President and CEO of GKN Aerospace Special Products commented: "We are a company committed to the highest standards of excellence in technological innovation, product quality and customer service. Having followed the trends in smart glass for several years, we believe it is now essential that we offer a smart glass feature to our transparency products. We believe SPD-Smart film technology will meet customer demand for instant control of light, and for the ability to take light levels to an extremely dark state when desired, and will integrate effectively with specialized materials and designs."

Joseph M. Harary, President of Research Frontiers, noted: "We are pleased that GKN approached us for a license. GKN's various business units make them the worldwide leader in many of the markets relevant to SPD-Smart light-control technology. This initial agreement with GKN is a great way for GKN to begin working with Research Frontiers and our licensees to facilitate the introduction of SPD-Smart products in various high-end markets. Their worldwide resources, manufacturing capabilities, customer base, and complementary technologies are formidable additions to the growing SPD industry for smart products and we welcome them to our family of licensees around the world."

About GKN Aerospace Transparency Systems Inc.

GKN Aerospace Transparencies Systems Inc. is a global leader in the design, development and manufacture of products in four primary business segments: civil aircraft cockpit and cabin windows, military windshields and canopies, civil and military transparent armor, and electric wing ice protection systems for civil and military aircraft. The goal of GKN Aerospace is to effectively design, manufacture, and support the world's most advanced transparencies for air and ground applications. The company is part of GKN Aerospace, a global first-tier supplier to the aerospace industry with approximately 7,500 employees. GKN Aerospace is part of GKN plc, which has combined sales to the automotive and aerospace industries of $8 billion.

Following the acquisition of Pilkington Aerospace in August 2003,
GKN Aerospace created its new Transparency Systems operations through the integration of the acquired business with its existing transparency activities.

GKN Aerospace Transparency Systems has been in the forefront of the specialized transparent armor market for over 20 years, and its products have a worldwide reputation for dependability and quality. Products can be manufactured in flat or curved configurations to suit most automotive vehicle applications. Technical enhancements available include heating, sun-shade banding, tinting, custom dot matrix paint banding, solar control and anti-spall protective interlayers. Heating, screen printing and solar control are options that can be included, which can be supplied both fully framed and in curved form.

GKN Aerospace Transparency Systems also manufactures and provides cockpit windshields, side windows and passenger windows for a wide range of aircraft in the commercial, regional and business aviation markets. These are produced in glass or plastic laminate materials, heated or unheated and can be coated for a range of applications.

With over 60 years experience in this market and more than 1,150 employees at its six locations in North America, South America, Europe and Asia, GKN Aerospace Transparency Systems has a global reputation for its technologies, patents and proprietary processes in glass, acrylic and polycarbonate and coatings. With the high level of vertical integration in the business, GKN Aerospace Transparency Systems is able to offer optimum solutions to the customer.


About SPD Technology and Research Frontiers Incorporated

Research Frontiers Incorporated (Nasdaq: REFR) develops and licenses suspended particle device (SPD) technology used in VaryFast(tm) SPD-Smart controllable glass and plastic products. Other benefits include noise reduction, greater security for both privacy and structural integrity, and the protection of interiors and occupants from heat and harmful ultraviolet radiation. SPD technology, made possible by a flexible light-control film invented and patented by Research Frontiers, allows the user to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. This film can be used to transform into "smart" products a variety of products used every day in homes, buildings, cars, aircraft, boats, trains and motorcoaches. SPD technology product applications include: SPD-Smart windows, sunshades, skylights and interior partitions for homes and buildings; automotive windows, sunroofs, sunvisors, sunshades, and mirrors; aircraft and marine windows and window shades; eyewear products; and flat panel displays for electronic products.

SPD-Smart film technology was awarded a "Best of What's New
Award" from Popular Science magazine for home technology, received the 2007 North American Frost & Sullivan Award for Excellence in Technology for glass, and was also recognized as one of the top technologies by the Society of Automotive Engineers' Aerospace Engineering magazine. SPD technology is covered by over ?500 patents and patent applications held by Research Frontiers worldwide. Currently 35 companies are licensed to use Research Frontiers' patented SPD light-control technology in emulsions, films, or end-products. Further information about SPD-Smart technology, Research Frontiers and its licensees can be found at www.SmartGlass.com.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. SPD-SmartTM, SPD-SmartGlassTM,
SmartGlassTM,VaryFastTM, Powered by SPDTM, The View of the
Future - Everywhere You LookTM and Visit SmartGlass.com - to change your view of the world(tm) are trademarks of Research
Frontiers Incorporated.

For further information, please contact:

Research Frontiers Incorporated	        GKN Aerospace Transparency Systems Inc.
Joseph M. Harary, President	            Jim Dauw, President and CEO
Patricia A. Bryant, Manager             (714) 653-7743
of Investor Relations
(516) 364-1902
info@SmartGlass.com